UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 22, 2009
CATERPILLAR INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)
1-768 (Commission File Number)	37-0602744 (IRS Employer Identification No.)
100 NE Adams Street, Peoria, Illinois (Address of principal executive offices)	61629 (Zip Code)
Registrant's telephone number, including area code: (309) 675-1000
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.425)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. (b) & (c)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in the press release attached hereto as Exhibit 99.1 and incorporated herein by reference, on October 21, 2009 the Board of Directors of Caterpillar Inc. (“Caterpillar”) elected Douglas R. Oberhelman to the positions of Vice Chairman and Chief Executive Officer – Elect, effective January 1, 2010.  Oberhelman will serve as Vice Chairman and Chief Executive Officer – Elect until the June 2010 Caterpillar Board of Directors meeting, at which time he will be elected Chief Executive Officer and a member of the Board of Directors, succeeding James W. Owens, 63.  Owens will continue to serve as Chairman of the Board and Chief Executive Officer until July 1, 2010.  He will remain as Chairman of the Board through October 31, 2010, when he will retire in accordance with the company’s long-standing mandatory retirement policy and be succeeded by Oberhelman at that time.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:
	99.1	Caterpillar Inc. Press Release dated October 22, 2009

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
CATERPILLAR INC.

October 22, 2009	By:	/s/ James B. Buda
James B. Buda
Vice President